UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2021

Willis Towers Watson Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) (44)-(20)-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.000304635 per share	WLTW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory arrangements of certain officers.

On February 2, 2021, the Compensation Committee of the Board of Directors of Willis Towers Watson Public Limited Company, a corporation organized under the laws of Ireland (the “Company”), approved retention agreements (the “Retention Agreements”) to be entered into with certain executives, including Michael Burwell, Gene Wickes, Carl Hess, and Joseph Gunn (the “Executives”), in order to further incentivize their continued employment to assist with the Company’s continuing business through the anticipated closing of the combination of the Company and Aon plc, a company incorporated under the laws of England and Wales (“Aon”), pursuant to the Business Combination Agreement dated as of March 9, 2020 (the “Business Combination”).

The Retention Agreements provide for the payment of cash awards to the Executives upon the Executive’s successful completion of their duties through the closing of the Business Combination, subject to the condition that such closing occurs no later than July 20, 2021. Under the Retention Agreements, Michael Burwell, Gene Wickes, Carl Hess, and Joseph Gunn is each eligible to earn a cash amount of up to $750,000, $487,500, $487,500, and $420,000, respectively, based on the number of whole and partial months the Executive is employed with the Company from January 1, 2021 through the date of the closing of the Business Combination.

If the Company terminates the Executive’s employment without “Cause” prior to the closing of the Business Combination, the Executive will be entitled to receive the cash award that was eligible to be earned under the Retention Agreement, subject to potential reduction depending on the number of whole and partial months the Executive is employed through the termination date. If the Executive resigns for any reason, or his employment is terminated for “Cause,” the Executive will not be eligible to receive any portion of the cash award. “Cause” is generally defined in the Retention Agreements as including the Executive’s gross or chronic neglect or negligence in the performance of his employment duties, the Executive’s willful misconduct in connection with his employment which is injurious to the Company or its affiliates, the Executive’s conviction of any criminal act, breach of any restrictive covenants and other obligations applicable to the Executive, or the Executive’s material violation of any written Company policy.

The payment of a cash award under the Retention Agreement is in lieu of, and in satisfaction of, any right to be awarded a share-based award the Executive may have under his employment agreement or terms governing his compensation.

The foregoing description of the Retention Agreements does not purport to be complete and is qualified in its entirety by reference to the provisions of the Retention Agreement, which is filed with this Form 8-K as Exhibit 10.1 and is incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Retention Agreement

104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2021	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

	By:	/s/ Matthew Furman
Matthew Furman
General Counsel